Exhibit 99.1

FORWARD INDUSTRIES ENCOURAGES SHAREHOLDERS NOT TO BE MISLED BY TERENCE BERNARD WISE’S CAMPAIGN OF MISINFORMATION AND CHARACTER ATTACKS

Forward has implemented a successful turnaround strategy and is well-positioned to deliver value to shareholders

Do not allow Mr. Wise to take control of your company without paying a premium

VOTE THE WHITE PROXY CARD TODAY

WEST PALM BEACH, Fla. – December 22, 2014 – Forward Industries, Inc. (NASDAQ: FORD) today issued the following open letter to shareholders urging them to stay focused on the core issues that are relevant in the upcoming annual meeting of shareholders scheduled for December 30, 2014 and addressing various false and misleading statements made by Terence Bernard Wise in his campaign to win your vote at all costs.

Dear Shareholders:

We thank Forward’s shareholders, employees and customers who have taken the time to speak with us regarding the future of the Company that will be determined at the upcoming annual meeting of shareholders. We are not alone in wanting the Board’s recommended director slate and current management team kept in place to continue building the momentum toward improved performance and maximized shareholder value. As communicated to you in prior letters, the current management team has been working tirelessly to improve shareholder value since 2012.  While this endeavor has not been without its challenges, we achieved significant milestones in 2013, including growing sales to more than $30 million from $22 million in fiscal 2011 and returning the Company to profitability for the first time since fiscal 2006.

Our articulated plan ahead continues the necessary pursuit of strategic opportunities that will diversify Forward’s revenue base and bring the Company into sectors where the Board and management have deep operating experience.  We demonstrated the strength of the Board’s slate and current management, led by Robert Garrett, who collectively have the requisite public-company and management experience to continue on Forward’s current trajectory. Mr. Wise’s harmful and distracting election contest threatens to undermine everything achieved for the future of your Company.

We have offered to enter into discussions to sell the Company to Mr. Wise at an appropriate premium, but he has always refused. Our last such overture to him was responded to with costly litigation. As a result, Mr. Wise has forced us to allocate significant capital and resources to defend against him in this election contest. Mr. Wise states in his proxy statement that in the event he wins the election, he may seek reimbursement from Forward of all expenses he incurs in connection with the solicitation and that he “does not intend to submit the question of such reimbursement to a vote of security holders of the Company.”  We anticipate that shareholders would foot the bill for Mr. Wise’s hostile proxy campaign, which as of two weeks ago was already approximately $250,000 solely for proxy expenses. Mr. Wise has four different teams of Skadden and ex Skadden lawyers working out of their New York, Palo Alto and London offices on his proxy campaign and related litigation so we expect his expenses will be a multiple of that reported amount.  Don’t risk getting stuck paying Wise’s legal fees!

DO NOT ALLOW MR. WISE’S FALSE AND MISLEADING STATEMENTS CLOUD THE ISSUES RELEVANT TO THIS ELECTION CONTEST

In his attempt to win your vote to replace the entire Board, Mr. Wise resorted to a venomous public campaign filled with misleading statements about Forward’s performance and personal attacks on the other Board members. As part of his campaign, Mr. Wise also resorted to diversion tactics, intended to deflect your attention away from what we believe to be his true motive to replace the Board – to preserve and enhance his multi-million dollar exclusive sourcing contract with the Company. Consider the following statements made by Mr. Wise in his prior press releases and investor presentation:

Wise’s Claims	The Real Story

Wise claims that certain current and former Board members are “affiliates” of Mr. Johnson, suggesting that Mr. Johnson exerts control over the Board and its decision-making process.
For the record, Mr. Johnson does not control any other director on the Board.   Mr. Johnson and each member of the Board’s slate exercise independent judgment on all board matters consistent with fiduciary duties to shareholders.

Wise claims that the Board and management have “demonstrated little regard for Forward’s core business” and he brazenly attempts to take credit for Forward exiting the retail business “upon [his] initiative.”

This is a disingenuous assertion by Mr. Wise. CEO Robert Garrett, who was brought in as a turnaround professional, was instrumental in restructuring a business that was losing about $800K a month in FY12 into a cash flow positive business in FY13. Mr. Wise fought hiring Mr. Garrett – first as a consultant, then as co-CEO and ultimately as the permanent CEO. Instead, Mr. Wise endorsed a retail strategy that resulted in millions of dollars of operating losses until the bitter end when it was obvious that continuing down this path would be extremely detrimental to the business.  It is patently false that we exited the retail business upon Mr. Wise’s initiative.

Wise claims that his sourcing arrangement with Forward produced “the only source of positive financial growth” for the Company.
The growth in topline revenue brought the Company back to profitability in 2013. Mr. Wise’s assertion that his sourcing arrangement is the “sole” source of Forward’s positive financial growth is meritless and, in our view, an offense to our sales team and their exceptional operational support in design, customer service and quality. Our valued sales team and other employees deserve all the credit.

Wise claims that the Board is attempting to issue a new series of preferred shares as an “entrenchment tactic” to dilute shareholders.
The Board has been consistent in its message regarding its acquisition strategy.  We are attempting to address the challenges we face in pursuing additional organic growth by seeking to unlock value through a strategic acquisition. The issuance of preferred shares was solely intended to help finance this acquisition strategy. Mr. Wise’s false allegations regarding the share issuance restricted our access to capital markets and blocked our efforts to execute a value accretive deal we negotiated for months.

Wise claims that the prior issuance of 6% Senior Convertible Preferred Stock in June 2013 was detrimental to the Company.
Mr. Wise voted in favor of the formation of the Special Committee, which had the authority to issue securities of the Company.  Mr. Wise’s implication that the transaction was somehow nefarious because other members of the Board participated is purely a distraction tactic to be ignored. Board members who chose to participate demonstrated a vote of confidence in the Company. The convertible preferred stock issuance has turned out to be inexpensive financing for the Company.

Wise claims that former CFO James McKenna was deliberately terminated to eliminate dissent.
Mr. McKenna was terminated as a result of willful misconduct alleged by the Company in ongoing court proceedings in connection with the performance of his duties under his employment agreement. Mr. Wise’s assertion that he was terminated to quell dissent is again false.

Shareholders are asked to resist focusing on the false arguments published by Mr. Wise in order to win your vote.

MR. WISE’S PERSONAL ATTACKS AGAINST BOARD NOMINEES JOSEPH MULLIN AND ROBERT NEAL IS A SIDE-SHOW

Recently, Mr. Wise made character attacks against Joseph Mullin. Mr. Mullin is proud of his service as a director of KIT Digital during a period of management turnover and restructuring from 2010 to 2012. This prior experience was one of the reasons he was asked to join Forward’s Board. Mr. Wise’s allegation that we tried to hide Mr. Mullin’s association with KIT Digital is completely false. The directorship is clearly listed in Mr. Mullin’s biography on both our proxy statement and website.

Mr. Wise’s character attack against Robert Neal and his involvement with Concurrent Computer Corporation is cut from the same cloth. Mr. Neal’s activist campaign at Concurrent was instrumental in leading to a reconstitution of its board, the first common dividend in Concurrent history and the termination of its poison pill that had been in place for 20 years.  Mr. Neal and his team pursued these goals with the best interests of all Concurrent shareholders in mind while minimizing disruption to Concurrent’s core business.  Concurrent shareholders have enjoyed robust returns on their investment for  three years after more than a decade of significant losses. Concurrent common stock currently has among the highest common stock dividend yields among U.S.-listed equities. Mr. Neal is a highly-qualified director whose interests are clearly aligned with all shareholders by virtue of his personal investment of significant capital in the Company. Mr. Neal has put money into Forward while Mr. Wise and Ms. Yu have taken millions in fees out of the Company.

As we approach the Annual Meeting, we intend to continue to publicly respond to Mr. Wise’s false statements and character attacks so that all shareholders can make an unbiased and fully-informed decision regarding the future leadership of Forward.

Your vote is important, no matter how many shares you own.  We urge you to sign, date, and return the enclosed WHITE proxy card today.

Thank you for your continued support.

Sincerely,

Robert Garrett, Jr. Chief Executive Officer Forward Industries, Inc.	Frank LaGrange Johnson Chairman of the Board of Directors Forward Industries, Inc.
John Chiste Member of the Board of Directors Forward Industries, Inc.	Joseph E. Mullin Member of the Board of Directors Forward Industries, Inc.
Robert M. Neal Member of the Board of Directors Forward Industries, Inc.

About Forward Industries, Inc.
Incorporated in 1962, and headquartered in West Palm Beach, Fla., Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward Industries' products can be viewed online at www.forwardindustries.com.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contacts
MacKenzie Partners, Inc. Larry Dennedy 212-929-5500	Peppercomm Jacqui Emerson 212-300-6191 jemerson@peppercomm.com

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